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                                  Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Nobel Learning Communities, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-3793, 333-3797 and 33-73496) and Form S-8 (SEC File Nos. 333-61372, 33-21859, 33-44888 and 33-64701) of our report dated September 26, 2003 except for Note 12 which is as of September 29, 2003, relating to the consolidated financial statements of Nobel Learning Communities, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

BDO Seidman, LLP
Philadelphia, Pennsylvania
October 13, 2003